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                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 4(m)

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
                  WITH MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

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RIDER SECTION 1.                                   DEFINITIONS

1.1  WHAT ARE THE MOST           BENEFIT ALLOCATION MODEL - one or more specific
     COMMONLY USED TERMS AND     investment options or purchase payment
     WHAT DO THEY MEAN?          allocation models that we will use to provide
                                 the guarantee described by this rider. The
                                 benefit allocation model selected is shown on
                                 the Rider Data Page.

                                 EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. The amount that is in excess of the guaranteed annual lifetime withdrawal amount is considered the excess withdrawal amount. See Rider Section
                                 7.1.

                                 GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                                 GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                                 LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It will be increased annually until withdrawals begin as described in Rider Section 6.4. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount.
                                 See Rider Section 7.2.

                                 RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                 RIDER ISSUE DATE - the date shown on the Rider
                                 Data Page that is used to determine rider years and rider anniversaries.

                                 RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                 WINDOW PERIOD - the period of time that
                                 additional purchase payment(s) made may be included in the lifetime benefit basis. The window period, if any, is shown on the Rider
                                 Data Page.

RIDER SECTION 2.                               GENERAL INFORMATION

2.1  WHAT IS OUR AGREEMENT       Our agreement with you includes this rider as a
     WITH YOU?                   part of the contract to which it is attached.
                                 The provisions of the contract apply to this
                                 rider unless they conflict with the rider. If
                                 there is a conflict, the rider provision will
                                 apply. The issue date for this rider is shown
                                 on the Rider Data Page.

                                 We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE BENEFITS       This rider provides for a guaranteed minimum
     PROVIDED BY THIS RIDER?     withdrawal benefit and enhanced death benefit
                                 as described in this rider.
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2.3  WHEN WILL THIS RIDER        You may terminate this rider on any date
     TERMINATE?                  following the expiration of the minimum charge
                                 period. The minimum charge period is shown on
                                 the Rider Data Page.

                                 This rider will automatically terminate on the earliest of:

                                      a.)  the payout date;

                                      b.)  the date due proof of death of the
                                           annuitant (last remaining annuitant,
                                           if joint annuitants) is received;

                                      c.)  the date there is a change of
                                           annuitant for any reason; or

                                      d.)  the date you surrender your contract.

                                 In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                      a.)  this rider will automatically
                                           terminate on the later of:

                                           1.)  the last day of the minimum
                                                charge period as shown on the
                                                Rider Data Page;

                                           2.)  the date your contract value is
                                                transferred to an investment
                                                option other than an available
                                                benefit allocation model; or

                                           3.)  the date of change in allocation
                                                of net purchase payments to an
                                                investment option other than an
                                                available benefit allocation
                                                model; and

                                      b.)  the lifetime benefit basis will be
                                           reduced to zero as of the date of the
                                           transfer or change in allocation.

                                 If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the date you elect to discontinue using an available benefit allocation model, it will no longer be in effect as of that date.

                                 If the step-up option described in Rider
                                 Section 6.3 is in effect prior to the date you elect to discontinue using an available benefit allocation model, it will no longer be in effect as of that date.

RIDER SECTION 3.                                  RIDER CHARGES

3.1  IS THERE A CHARGE FOR       There is an annual charge for this rider. The
     THIS RIDER?                 annual charge is determined by multiplying the
                                 current rider charge (shown on the Rider Data
                                 Page) by the average monthly contract value for
                                 the prior contract year. The average monthly
                                 contract value is equal to the sum of each
                                 monthly contract value (the contract value as
                                 of the same day of the month as the contract
                                 issue date) divided by the number of months.

                                 If you elect to step-up your lifetime benefit basis, the rider charge as of the date of the step-up will be equal to the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. If the rider charge as of the date of the step-up is different than the current rider charge shown on the Rider Data Page, we will notify you at least 60 days in advance. We will also send you a new Rider Data Page showing the applicable rider charge.

                                 During the accumulation period, this charge
                                 will be deducted pro-rata from your contract
                                 value on each contract anniversary.
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                                 The rider charge will also be deducted upon
                                 full surrender of the contract, termination of
                                 the rider after expiration of the minimum
                                 charge period, or the start of payments under
                                 an income payout option, if not on a contract
                                 anniversary. Any charge for a partial year will
                                 be in proportion to the number of days since
                                 the prior contract anniversary.

RIDER SECTION 4.                         PURCHASE PAYMENTS AND TRANSFERS

4.1  ARE THERE ALLOCATION        We require that net purchase payment(s) be
     LIMITATIONS FOR THIS        allocated to an available benefit allocation
     BENEFIT?                    model for the duration of this benefit.

                                 The benefit allocation model selected as of the rider issue date is shown on the Rider Data
                                 Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                      a.)  add benefit allocation models without
                                           prior notice;

                                      b.)  remove or substitute benefit
                                           allocation models; and

                                      c.)  substitute investment options within
                                           an available benefit allocation
                                           model.

                                 You will be notified in advance of any
                                 substitution, removal or change to a benefit allocation model that you selected.

                                 You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                 If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model:

                                      a.)  your lifetime benefit basis will be
                                           reduced to zero as of the date of the
                                           change in allocation; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

                                 If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the change in allocation to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the change.

                                 If the step-up option described in Rider
                                 Section 6.3 is in effect prior to the change in allocation to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the change.

4.2  HOW WILL ADDITIONAL         Additional purchase payments will increase your
     PURCHASE PAYMENTS MADE TO   lifetime benefit basis, subject to the
     YOUR CONTRACT AFFECT THE    following requirements:
     LIFETIME BENEFIT BASIS?

                                      a.)  we must receive any additional
                                           purchase payments during the window
                                           period shown on the Rider Data Page;
                                           and

                                      b.)  the increase in your lifetime benefit
                                           basis is limited to the maximum
                                           window purchase payment amount shown
                                           on the Rider Data Page.
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                                 Any additional purchase payments that are made
                                 after the window period will increase your
                                 contract value, but will not increase your
                                 lifetime benefit basis. Any additional purchase
                                 payments or portion of an additional purchase
                                 payment that exceeds the maximum window
                                 purchase payment amount will increase your
                                 contract value, but will not increase your
                                 lifetime benefit basis. Careful consideration
                                 should be given before making additional
                                 purchase payments that do not increase your
                                 lifetime benefit basis as well as your contract
                                 value. Such payments may negatively impact the
                                 benefit provided by this rider.

4.3  CAN CONTRACT VALUE BE       You may transfer your contract value to any
     TRANSFERRED?                benefit allocation model that we make
                                 available.

                                 If you elect to transfer your contract value to an investment option other than an available benefit allocation model:

                                      a.)  your lifetime benefit basis will be
                                           reduced to zero as of the date of
                                           transfer; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

                                 If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the transfer to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the transfer.

                                 If the step-up option described in Rider
                                 Section 6.3 is in effect prior to the transfer to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the transfer.

RIDER SECTION 5.                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

5.1  WHAT IS THE GUARANTEED      The guaranteed minimum withdrawal benefit
     MINIMUM WITHDRAWAL          guarantees that you may take guaranteed
     BENEFIT?                    withdrawals under this rider regardless of your
                                 contract value as described in Rider Section
                                 5.3.

                                 Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2  WHEN CAN GUARANTEED         You may begin making guaranteed withdrawals
     WITHDRAWALS BE MADE?        under this rider at any time on or after the
                                 rider issue date.

5.3  WHAT AMOUNT CAN BE          You can withdraw up to the guaranteed annual
     WITHDRAWN UNDER THIS        lifetime withdrawal amount each rider year on
     RIDER?                      or after the rider issue date while at least
                                 one annuitant is living.

                                 The guaranteed annual lifetime withdrawal amount is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's attained age (youngest annuitant if joint annuitants) as of the first withdrawal that occurs following the rider issue date. The annual lifetime withdrawal benefit percentage will not change after your first withdrawal.

                                 If you withdraw more than the guaranteed annual
                                 lifetime withdrawal amount (an excess
                                 withdrawal), the lifetime benefit basis will be
                                 adjusted and the guaranteed annual lifetime
                                 withdrawal amount will be reduced. See Rider
                                 Section 7.2.
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5.4  WHAT HAPPENS IF A           If a guaranteed withdrawal under the terms of
     GUARANTEED WITHDRAWAL       this rider causes your contract value to be
     CAUSES YOUR CONTRACT        equal to or less than zero:
     VALUE TO BE EQUAL TO OR
     LESS THAN ZERO?

                                      a.)  the accumulation period under your
                                           contract will end and the payout
                                           period will automatically begin;

                                      b.)  the remaining guaranteed withdrawals
                                           under this rider will occur under an
                                           income payout option that we make
                                           available for that purpose; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

5.5  WHAT HAPPENS IF             If guaranteed withdrawals under the terms of
     GUARANTEED WITHDRAWALS      this rider continue past the anticipated payout
     CONTINUE PAST THE           date:
     ANTICIPATED PAYOUT DATE?

                                      a.)  we may not accept any additional
                                           purchase payments;

                                      b.)  your income payout date will be
                                           extended; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

                                 The anticipated payout date is the contract anniversary following the annuitant's (primary annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

RIDER SECTION 6.                              LIFETIME BENEFIT BASIS

6.1  HOW IS THE LIFETIME         The lifetime benefit basis as of the rider
     BENEFIT BASIS DETERMINED?   issue date is shown on the Rider Data Page and
                                 is equal to:

                                      a.)  your initial purchase payment if this
                                           rider is issued at the same time your
                                           contract is issued; or

                                      b.)  your contract value as of the rider
                                           issue date if this rider is issued
                                           after your contract is issued; or

                                      c.)  the continuation amount if this rider
                                           is issued as a result of spousal
                                           continuation.

                                 The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider
                                 Data Page) and any annual increase as described in Rider Section 6.4.

                                 If an excess withdrawal occurs, your lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 7.2.

                                 Transfers and changes in allocation to an investment option other than an available benefit allocation model will reduce your lifetime benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider
                                 Section 2.3.

6.2  WHAT IS THE 5% SIMPLE       The 5% simple interest benefit is used to
     INTEREST BENEFIT?           determine the increased lifetime benefit basis
                                 on each rider anniversary that it is in effect
                                 (as described in Rider Section 6.4). This
                                 benefit is in effect on each of the first 10
                                 rider anniversaries, provided no withdrawals
                                 have occurred since the rider issue date.
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                                 This benefit will remain in effect until the
                                 earliest of:

                                      a.)  your first withdrawal following the
                                           rider issue date; or

                                      b.)  your 10th rider anniversary; or

                                      c.)  or the date you elect to transfer
                                           your contract value to an investment
                                           option other than an available
                                           benefit allocation model; or

                                      d.)  the date you elect to change your
                                           allocation of net purchase payments
                                           to an investment option other than an
                                           available benefit allocation model.

                                 Your lifetime benefit basis with 5% simple interest is equal to a percentage of the lifetime benefit basis at the end of the first rider year (before any step-up increases) as follows:

                                    RIDER          LIFETIME BENEFIT BASIS (LBB)
                                 ANNIVERSARY          WITH 5% SIMPLE INTEREST
                                 -----------   ------------------------------------
                                      1st      105% of LBB at end of 1st Rider Year
                                      2nd      110% of LBB at end of 1st Rider Year
                                      3rd      115% of LBB at end of 1st Rider Year
                                      4th      120% of LBB at end of 1st Rider Year
                                      5th      125% of LBB at end of 1st Rider Year
                                      6th      130% of LBB at end of 1st Rider Year
                                      7th      135% of LBB at end of 1st Rider Year
                                      8th      140% of LBB at end of 1st Rider Year
                                      9th      145% of LBB at end of 1st Rider Year
                                     10th      150% of LBB at end of 1st Rider Year

                                 While the benefit described above is in effect, it will be used to determine the increase in your lifetime benefit basis (and therefore your guaranteed withdrawals under this rider), however, it does not increase your contract value.

6.3  WHAT IS THE STEP-UP         The step-up option, if elected, is used to
     OPTION?                     determine the increased lifetime benefit basis
                                 on each rider anniversary that it is in effect
                                 (as described in Rider Section 6.4).

                                 Once elected, the step-option will remain in effect until the earliest of the following:

                                      a.)  the rider anniversary on or following
                                           the annuitant's 85th birthday (the
                                           85th birthday of the youngest
                                           annuitant, if joint annuitants);

                                      b.)  the date you terminate the option by
                                           written request; or

                                      c.)  the date you elect to transfer your
                                           contract value to an investment
                                           option other than an available
                                           benefit allocation model; or

                                      d.)  the date you elect to change your
                                           allocation of net purchase payments
                                           to an investment option other than an
                                           available benefit allocation model.

                                 You may not re-elect the step-up option once it has been terminated.

                                 Your annual report will indicate if the step-up option is in effect during the report period.

                                 If you did not elect the automatic step-up
                                 option at the time of application, you may do
                                 so at a later date by written request. Step-ups
                                 will then begin automatically on the rider
                                 anniversary following receipt of your written
                                 request and will continue on each rider
                                 anniversary that the option is in effect.
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                                 The rider charge on each rider anniversary that
                                 the step-up option is in effect may differ from
                                 the prior rider charge. See Rider Section 3.1.

6.4  WILL THE LIFETIME BENEFIT   The lifetime benefit basis may increase on each
     BASIS INCREASE?             rider anniversary that the 5% simple interest
                                 benefit (described in Rider Section 6.2) and/or
                                 the step-up option (described in Rider Section
                                 6.3) is in effect. On each rider anniversary
                                 that at least one of these benefits is in
                                 effect, the lifetime benefit basis will be
                                 determined as follows:

                                      A.)  IF BOTH THE STEP-UP OPTION AND THE 5%
                                           SIMPLE INTEREST BENEFIT ARE IN
                                           EFFECT, the lifetime benefit basis
                                           for that rider anniversary will be
                                           compared to the following amounts:

                                           1.)  the lifetime benefit basis with
                                                5% simple interest as of that
                                                rider anniversary (described in
                                                Rider Section 6.2); and

                                           2.)  the current contract value as of
                                                that rider anniversary.

                                           If 1.) and/or 2.) is greater than the
                                           lifetime benefit basis for that rider
                                           anniversary, the lifetime benefit
                                           basis will be increased to be equal
                                           to the greatest amount.

                                           If both 1.) and 2.) are lower than
                                           the lifetime benefit basis for that
                                           rider anniversary, there will be no
                                           adjustment for that rider year and
                                           the lifetime benefit basis will
                                           remain unchanged.

                                      B.)  IF THE STEP-UP OPTION IS IN EFFECT,
                                           BUT THE 5% SIMPLE INTEREST BENEFIT IS
                                           NOT IN EFFECT, the lifetime benefit
                                           basis for that rider anniversary will
                                           be compared to the current contract
                                           value as of that rider anniversary.

                                           If the contract value is greater than
                                           the lifetime benefit basis for that
                                           rider anniversary, the lifetime
                                           benefit basis will be increased
                                           (stepped-up) to be equal to the
                                           contract value.

                                           If the contract value is equal to or
                                           lower than the lifetime benefit basis
                                           for that rider anniversary, there
                                           will be no adjustment for that rider
                                           year and the lifetime benefit basis
                                           will remain unchanged.

                                      C.)  IF THE 5% SIMPLE INTEREST BENEFIT IS
                                           IN EFFECT, BUT THE STEP-UP OPTION IS
                                           NOT IN EFFECT, the lifetime benefit
                                           basis for that rider anniversary will
                                           be compared to the lifetime benefit
                                           basis with 5% simple interest as of
                                           that rider anniversary (described in
                                           Rider Section 6.2).

                                           If the lifetime benefit basis with
                                           the 5% simple interest is greater
                                           than the lifetime benefit basis for
                                           that rider anniversary, the lifetime
                                           benefit basis will be increased to be
                                           equal to the lifetime benefit basis
                                           with 5% simple interest.

                                           If the lifetime benefit basis with 5%
                                           simple interest is equal to or lower
                                           than the lifetime benefit basis for
                                           that rider anniversary, there will be
                                           no adjustment for that rider year and
                                           the lifetime benefit basis will
                                           remain unchanged.

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RIDER SECTION 7.                                EXCESS WITHDRAWALS

7.1  WHEN DOES AN EXCESS         An excess withdrawal occurs if:
     WITHDRAWAL OCCUR?

                                      a.)  the amount withdrawn during a rider
                                           year exceeds the guaranteed annual
                                           lifetime withdrawal amount; or

                                      b.)  the amount withdrawn, when added to
                                           prior withdrawals during a rider
                                           year, exceeds the guaranteed annual
                                           lifetime withdrawal amount.

                                 The amount withdrawn during a rider year that is in excess of the guaranteed annual lifetime withdrawal amount is referred to as the "excess withdrawal amount".

7.2  WHAT HAPPENS IF AN EXCESS   If an excess withdrawal occurs, the lifetime
     WITHDRAWAL OCCURS?          benefit basis will be reset to equal the lesser
                                 of:

                                      a.)  the contract value immediately
                                           following the withdrawal; or

                                      b.)  the previous lifetime benefit basis
                                           reduced dollar for dollar by:

                                           1.)  the total of all withdrawals to
                                                date during the current rider
                                                year, if the withdrawal is the
                                                first excess withdrawal to occur
                                                during the rider year; otherwise

                                           2.)  the amount of the withdrawal.

                                 The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                                 We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

RIDER SECTION 8.                              DEATH BENEFIT PROCEEDS

8.1  WHAT AMOUNT WILL BE PAID    IF DEATH OCCURS BEFORE THE ANNUITANT'S AGE 85
     AS DEATH BENEFIT PROCEEDS   CONTRACT ANNIVERSARY, the amount that will be
     DURING THE ACCUMULATION     paid under this contract as death benefit
     PERIOD?                     proceeds is equal to the greater of a.) or b.)
                                 as follows:

                                      a.)  The Maximum Anniversary Value
                                           described in Rider Section 9.1; or

                                      b.)  The Minimum Guarantee Death Benefit
                                           described in Rider Section 10.1.

                                 IF DEATH ON OR AFTER THE ANNUITANT'S AGE 85
                                 CONTRACT ANNIVERSARY, the amount that will be paid under this contract as death benefit proceeds is equal to Minimum Guarantee Death
                                 Benefit described in Rider Section 10.1.

                                 The death benefit proceeds described will be reduced by any applicable premium expense charges not previously deducted.

                                 The term "annuitant's age 85 contract
                                 anniversary" means the contract anniversary
                                 that is on or immediately follows the
                                 annuitant's 85th birthday (the youngest
                                 annuitant, if joint annuitants).
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RIDER SECTION 9.                            MAXIMUM ANNIVERSARY VALUE

9.1  WHAT IS THE MAXIMUM         On the rider issue date, the Maximum
     ANNIVERSARY VALUE?          Anniversary Value is equal to your initial
                                 purchase payment. After the rider issue date,
                                 the Maximum Anniversary Value will be
                                 calculated on the following dates:

                                      a.)  the date we receive an additional
                                           purchase payment;

                                      b.)  the date of payment of a partial
                                           withdrawal; and

                                      c.)  on each rider anniversary.

                                 Such value is calculated on each of these dates as follows:

                                 PURCHASE PAYMENT. The Maximum Anniversary Value upon receipt of a purchase payment is equal to:

                                      a.)  the most recently calculated Maximum
                                           Anniversary Value; plus

                                      b.)  the net purchase payment.

                                 PARTIAL WITHDRAWAL. The Maximum Anniversary
                                 Value upon payment of a partial withdrawal is equal to the most recently calculated Maximum
                                 Anniversary Value minus an adjustment for each partial withdrawal made as of the date due proof of death is received. The adjustment for a partial withdrawal is equal to the partial withdrawal amount plus an additional adjustment if an excess withdrawal occurred as described in Rider Section 7.

                                 The additional adjustment for an excess
                                 withdrawal is equal to: (1) divided by (2);
                                 with that result multiplied by (3); and then finally reduced by (1) where:

                                      (1) = the excess withdrawal amount;

                                      (2) = the contract value immediately prior
                                            to the excess withdrawal;

                                      (3) = the most recently calculated Maximum
                                            Anniversary Value immediately prior
                                            to the date the excess withdrawal
                                            occurred, less any adjustments
                                            already made for prior withdrawals.

                                 This additional adjustment for an excess withdrawal has the effect of increasing the total adjustment amount when (3) is greater than (2) and reducing the total adjustment amount when (3) is less than (2).

                                 RIDER ANNIVERSARY. The Maximum Anniversary
                                 Value on each rider anniversary is equal to the greater of:

                                      a.)  the most recently calculated Maximum
                                           Anniversary Value; or

                                      b.)  your contract value.

                                 The death benefit proceeds described above will
                                 be reduced by any applicable premium expense
                                 charges not previously deducted.
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RIDER SECTION 10.                        MINIMUM GUARANTEE DEATH BENEFIT

10.1 WHAT IS THE MINIMUM         The Minimum Guarantee Death Benefit is equal to
     GUARANTEE DEATH BENEFIT?    the greater of a.) or b.) as follows:

                                      a.)  the contract value as of the date due
                                           proof of death is received reduced by
                                           any applicable rider charges
                                           (calculated in proportion to the
                                           number of days since the prior
                                           contract anniversary for a partial
                                           year's charge); or

                                      b.)  the sum of your net purchase payments
                                           made as of the date due proof of
                                           death is received minus an adjustment
                                           for each partial withdrawal made as
                                           of the date due proof of death is
                                           received. The adjustment for a
                                           partial withdrawal is equal to the
                                           partial withdrawal amount plus an
                                           additional adjustment if an excess
                                           withdrawal occurred as described in
                                           Rider Section 7.

                                           The additional adjustment for an
                                           excess withdrawal is equal to: (1)
                                           divided by (2); with that result
                                           multiplied by (3); and then finally
                                           reduced by (1), where:

                                                (1) = the excess withdrawal
                                                      amount;

                                                (2) = the contract value
                                                      immediately prior to the
                                                      excess withdrawal;

                                                (3) = the sum of your net
                                                      purchase payments
                                                      immediately prior to the
                                                      date the excess withdrawal
                                                      occurred, less any
                                                      adjustments already made
                                                      for prior withdrawals.

                                           This additional adjustment for an
                                           excess withdrawal has the effect of
                                           increasing the total adjustment
                                           amount when (3) is greater than (2)
                                           and reducing the total adjustment
                                           amount when (3) is less than (2).

CUNA Mutual Life Insurance Company
    A Mutual Insurance Company


          /s/ ILLEGIBLE

             President

                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

ANNUITANT                        ANNUITANT(S) ISSUE AGE(S)
---------                        -------------------------
[John Doe]                       [35]
CO-ANNUITANT: [Jane Doe]

OWNER(S)                         RIDER ISSUE DATE
--------                         ----------------
[John Doe]                       [October 31, 2007]

LIFETIME BENEFIT BASIS: [$100,000]

WINDOW PERIOD: [October 31, 2007 - October 31, 2008]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT RIDER CHARGE: [0.80%]

MINIMUM CHARGE PERIOD: [October 31, 2007 - October 31, 2014]

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

  ATTAINED AGE AT
 FIRST WITHDRAWAL
------------------
 AGE    PERCENTAGE
 ---    ----------
45-58      4.00%
59-64      5.00%
65-69      5.50%
70-74      6.00%
75+        6.50%

                                JOINT ANNUITANTS

             ATTAINED AGE OF YOUNGEST ANNUITANT AT FIRST WITHDRAWAL

 AGE    PERCENTAGE
 ---    ----------
45-58      3.00%
59-64      4.00%
65-69      4.50%
70-74      5.00%
75+        5.50%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

BENEFIT ALLOCATION MODEL:

100% Diversified Income
100% Conservative Allocation
100% Moderate Allocation

CONSERVATIVE MODERATE

48% Conservative Allocation
52% Moderate Allocation

CONSERVATIVE 7-14 YEARS

45% Bond
25% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% High Income
 5% Mid Cap Value
 5% International Stock

CONSERVATIVE 15+ YEARS

35% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value

MODERATE 7-14 YEARS

30% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
10% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value